Exhibit 10.1

EXECUTION VERSION

PENN Entertainment, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610

February 22, 2026

HG Vora Capital Management, LLC
330 Madison Avenue, 21st Floor

New York, NY 10017

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement between (a) PENN Entertainment, Inc., a Pennsylvania corporation, (“Company”) and (b) HG Vora Capital Management, LLC, a Delaware limited liability company, (“HG Vora”) and each of the other related Persons (as defined below) set forth on the signature pages to this Agreement (collectively with HG Vora, the “HG Vora Signatories”). Company and the HG Vora Signatories are collectively referred to as the “Parties.” The HG Vora Signatories and each Affiliate (as defined below) and Associate (as defined below) of each HG Vora Signatory are collectively referred to as the “HG Vora Group.”

1.            Directors.

(a)            New Mutually Agreed Independent Directors. Effective as soon as reasonably practicable following the date of this Agreement (and in no circumstances later than the fifth Business Day following the date of this Agreement), Company’s Board of Directors (the “Board”) will take all action necessary (including, if the Company determines of its own accord and in its sole discretion, increasing the size of the Board) to appoint Heather Ace as a Class II director with a term expiring at Company’s 2028 Annual Meeting of Shareholders, Jeffrey Fox as a Class II director with a term expiring at Company’s 2028 Annual Meeting of Shareholders (Ms. Ace and Mr. Fox, together, the “Class II New Directors”) and Fabio Schiavolin as a Class III director with a term expiring at Company’s 2026 Annual Meeting of Shareholders (the “Class III New Director”, and together with the Class II New Directors, the “New Directors”). Company shall use its reasonable best efforts to cause the election of Mr. Schiavolin at Company’s 2026 Annual Meeting of Shareholders; these reasonable best efforts will include listing Mr. Schiavolin in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommending that the Company’s shareholders vote in favor of the election of Mr. Schiavolin and otherwise supporting him for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. During the Restricted Period, if any of the New Directors do not stand for election at their applicable Annual Meeting of Shareholders, or cease to be a director before the end of the Restricted Period, whether as a result of death or incapacity or for any other reason, then the Parties, acting in good faith, shall mutually agree on a substitute person to serve as a director in place of the New Director according to a mutually agreed upon process (the “Mutually Agreed Process”).

(b)            Class II Directors. The Company has proposed and agrees not to decrease the number of directors classified as Class II to fewer than four (4) directors from the date of the appointment of the Class II New Directors until after the date of the Company’s 2028 Annual Meeting of Shareholders. Company acknowledges that the HG Vora Signatories are relying on this Section 1(b) as an inducement to enter into this Agreement.

(c)            Company shall also use its reasonable best efforts to facilitate and support each New Director with respect to licensing or similar suitability applications with or inquiries from state gaming authorities that may arise from this Section 1 and in a manner no less rigorous and favorable than the manner in which the Company supports its other directors and officers. The Company and each member of the HG Vora Group shall use their respective reasonable best efforts to support this Agreement with state gaming authorities.

2.            Compliance with Laws and Company Policies. Company and HG Vora acknowledge that the New Directors will be governed by the same laws, policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including Company’s bylaws, business code of conduct, insider trading policy, corporate disclosure policy, related party transactions policy, confidentiality policy and the corporate governance guidelines, in each case in effect and as amended from time to time.

3.            Director Benefits. The New Directors will be entitled to the same director benefits as other members of the Board, including (a) compensation for such directors’ service as directors and reimbursement of such directors’ expenses on the same basis as all other non-employee directors of Company; (b) equity-based compensation grants and other benefits, if any, on the same basis as all other non-employee directors of Company; and (c) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of Company as such rights may exist from time to time.

4.            Voting Commitment. During the Restricted Period, at each annual or special meeting of Company’s shareholders (including any adjournments, postponements or other delays thereof) or action by written consent, HG Vora will cause all Voting Securities (as defined below) that are beneficially owned by any Restricted Person (other than agents and representatives which it does not control acting on their own behalf) to be (a) present for quorum purposes, if applicable; and (b) voted or consented (i) in favor of the election of each person nominated by the Board for election as a director, (ii) against any proposals or resolutions to remove any member of the Board and (iii) in accordance with the recommendation of the Board on all other proposals or business that may be the subject of shareholder action at such meeting or action by written consent. Notwithstanding the foregoing, (A) Restricted Persons are permitted to vote in their sole discretion on any proposals related to an Extraordinary Transaction (as defined below) or (B) if Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) recommends a vote inconsistent with the recommendation of the Board at any annual or special meeting of Company’s shareholders with respect to any proposal other than the election or removal of directors, then Restricted Persons are permitted to vote in accordance with the recommendation of ISS and Glass Lewis.

5.            Standstill. During the Restricted Period, the HG Vora Group will not, and will cause the other Restricted Persons not to, in any way, directly or indirectly (in each case, except as expressly permitted by this Agreement):

(a)            with respect to Company or the Voting Securities, (i) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the SEC, including any solicitations of the type contemplated by Rule 14a-2(b) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (ii) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents; (iii) seek to advise, encourage or influence any Person, or to assist any Person in so encouraging, advising or influencing any Person, with respect to the giving or withholding of any proxy, consent or other authority to vote or act (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter, if applicable); or (iv) initiate, encourage or participate, directly or indirectly, in any “vote no,” “withhold” or similar campaign;

(b)            initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC, including any solicitations of the type contemplated by Rule 14a-2(b) promulgated under the Exchange Act) Company’s shareholders for the approval of any shareholder proposal, whether made pursuant to Rule 14a-4 or Rule 14a-8 promulgated under the Exchange Act, or otherwise, or cause or encourage any Person to initiate or submit any such shareholder proposal;

(c)            with respect to Company or the Voting Securities, (i) communicate with Company’s shareholders or others pursuant to Rule 14a-1(l)(2)(iv)(A) promulgated under the Exchange Act; (ii) participate in, or take any action pursuant to, or encourage any Person to take any action pursuant to, any type of “proxy access”; or (iii) conduct any nonbinding referendum or hold a “shareholder forum”;

(d)            (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board; (ii) nominate or propose the nomination of, or recommend the nomination of, or encourage any Person to nominate or propose the nomination of or recommend the nomination of, any candidate to the Board; or (iii) seek, alone or in concert with others, or encourage any Person to seek, the removal of any member of the Board;

(e)            (i) call or seek to call a special meeting of shareholders, or encourage any Person to call a special meeting of shareholders; (ii) act or seek to act by written consent of shareholders; or (iii) make a request for any shareholder list or other records of Company;

(f)            other than solely with other Restricted Persons with respect to Voting Securities now or subsequently owned by them, (i) form, join (whether or not in writing), encourage, influence (other than pursuant to Permitted Communications that would not otherwise violate this Section 5), advise or participate in a partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Securities; (ii) deposit any Voting Securities into a voting trust, arrangement or agreement; or (iii) subject any Voting Securities to any voting trust, arrangement or agreement (other than granting proxies in solicitations approved by the Board);

(g)            (i) make, recommend or support any offer or proposal (with or without conditions) with respect to any tender offer, exchange offer, merger, amalgamation, consolidation, acquisition, disposition, business combination, recapitalization, consolidation, restructuring, liquidation, dissolution or similar extraordinary transaction involving Company, any of its subsidiaries or any of their respective securities or assets (each, an “Extraordinary Transaction”); (ii) knowingly solicit any Person not a party to this Agreement (a “Third Party”) to make an offer or proposal (with or without conditions) with respect to any Extraordinary Transaction, or knowingly encourage, initiate or support any Third Party in making such an offer or proposal; (iii) participate in any way in, either alone or in concert with others, any Extraordinary Transaction or (iv) publicly comment on any proposal regarding any Extraordinary Transaction (it being understood that this clause (g) will not restrict any Restricted Person from (A) (x) voting in their sole discretion on any proposals related to an Extraordinary Transaction or (y) voting on any other proposals or business that may be the subject of shareholder action at an annual or special meeting of the shareholders of Company in compliance with Section 4; or (B) tendering shares, receiving payment for shares or otherwise participating in any such Extraordinary Transaction on the same basis as other shareholders of Company);

(h)            institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving Company, its Affiliates or any of their respective current or former directors or officers (including derivative actions), except that the foregoing will not prevent any Restricted Person from (i) bringing litigation to enforce the provisions of this Agreement instituted in accordance with this Agreement; (ii) making counterclaims with respect to any proceeding initiated by, or on behalf of, Company or its Affiliates against a Restricted Person; (iii) bringing bona fide commercial disputes that do not in any manner relate to the subject matter of this Agreement; (iv) exercising statutory appraisal rights; or (v) responding to or complying with a validly issued legal process, it being understood that this clause (h) shall not require any Restricted Person to opt out of any class action lawsuits against the Company commenced and maintained by persons other than a Restricted Person;

(i)            take any action in support of, or make any proposal or request that would constitute: (i) controlling, changing or influencing the Board or management of Company, including any plans or proposals to change the number or term of directors or, except as expressly provided by the Mutually Agreed Process, to fill any vacancies on the Board; (ii) controlling, changing or influencing the capitalization, stock repurchase programs and practices, capital allocation programs and practices, or dividend policy of Company; (iii) controlling, changing or influencing Company’s management, business or corporate structure; (iv) seeking to have Company waive or make amendments or modifications to its certificate of incorporation or bylaws; (v) causing a class of securities of Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) causing a class of securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(j)            sell, offer or agree to sell to any Third Party, through swap or hedging transactions, derivative agreements or otherwise (other than a broad-based market basket or index transaction), any voting rights decoupled from the underlying Voting Securities;

(k)            engage in any short sale or similar transaction with respect to any security (other than a broad-based market basket or index transaction) that includes, relates to or derives any significant part of its value from a decline in the market price or value of any securities of Company;

(l)            make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board, Company or its management, policies, affairs or assets, or the Voting Securities or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or that would require, the waiver, amendment, nullification or invalidation of any provision of this Agreement, or take any action that could require Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

(m)            with respect only to the HG Vora Group and their respective directors and officers, make or cause to be made any statement or announcement, including in any document or report filed with, made to or furnished to the Securities and Exchange Commission or through the press, media (including social media), analysts or other Persons, that constitutes an ad hominem attack on, or otherwise disparages, calls into disrepute, slanders, impugns or otherwise is reasonably likely to damage the reputation of Company or any of its Affiliates, Associates, subsidiaries, successors or assigns, or any of its or their respective current or former officers, directors, employees, shareholders, agents, attorneys, advisors or representatives, or any of its or their respective businesses, products or services (including any statements regarding Company’s strategy, operations, performance, products or services), it being understood that this clause (m) will not restrict the ability of any Restricted Person to (i) comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such Restricted Person (in each case that is not initiated by such Restricted Person); or (ii) enforce such Restricted Person’s rights pursuant to this Agreement;

(n)            enter into any economic relationship with any Person in respect of Company, or compensate or enter into any agreement, arrangement or understanding, whether written or oral, to compensate any person for his or her service as a director of Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to Company or its securities;

(o)            other than with other Restricted Persons, enter into any negotiations, agreements (whether written or oral), arrangements or understandings with, or advise, finance, assist or knowingly encourage, any Third Party to take any action that the Restricted Persons are prohibited from taking pursuant to this Agreement;

(p)            acquire, offer, agree or propose to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including a “group” as defined pursuant to Section 13(d) of the Exchange Act), through swap or hedging transactions, or otherwise (other than a broad-based market basket or index transaction), or direct any Third Party in the acquisition of, any Voting Securities or other securities of Company or any rights in connection with any securities or any agreement that would result in the HG Vora Group (i) in the aggregate owning, controlling or otherwise having any beneficial or other ownership interest of Voting Securities representing an amount equal to or greater than 5 percent of the then-outstanding Voting Securities or (ii) excluding the Voting Securities described in the foregoing clause (i), in the aggregate owning, controlling or otherwise having any economic interest (including economic ownership pursuant to a cash settled option or other derivative security, transaction, contract or instrument that includes, relates to or derives any significant part of its value from the value of any securities of Company) in excess of the amount shown in Exhibit C, it being agreed that in each case of clauses (i) and (ii) any holdings of Voting Securities or such economic interest during the Restricted Period shall be on a passive basis within the meaning of Rule 13d-1(b)(1)(i) and subject to all terms and conditions of this Agreement, including, but not limited to, Section 4 of this Agreement; or

(q)            other than through open market broker sale transactions where the identity of the purchaser is not known (or a broad-based market basket or index transaction), sell, offer or agree to sell, through swap or hedging transactions or otherwise, Voting Securities or other securities of Company beneficially owned by any member of the HG Vora Group to any Third Party that, to the knowledge of any member of the HG Vora Group (after due inquiry, it being understood that such knowledge will be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest representing an amount equal to or greater than 5 percent of the then-outstanding Voting Securities or that would increase the beneficial or other ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest representing an amount equal to or greater than 5 percent of the then-outstanding Voting Securities (including, for purposes of this calculation, all Voting Securities that such Third Party or its Affiliates and Associates have the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional and including economic ownership pursuant to a cash settled option or other derivative security, transaction, contract or instrument (other than a broad-based market basket or index transaction) that includes, relates to or derives any significant part of its value from the value of any securities of Company), it being understood that the restrictions in this clause (q) will not apply to any Third Party that is a Schedule 13G filer and is a mutual fund, pension fund, index fund or investment fund manager with no known history of activism or known plans to engage in activism.

Nothing in this Section 5 shall be interpreted to restrict the HG Vora Group from (x) making confidential communications to any of their current or prospective investors or clients, in their capacities as such; provided that such conversations would not otherwise violate this Section 5 (the communications referred to in this clause (x), “Permitted Communications”) or (y) commenting on any Extraordinary Transaction for the sale of Company or substantially all of Company’s assets to a Third Party that the Board has recommended in favor of (and only after Company has announced such Extraordinary Transaction).

For the avoidance of doubt, this Section 5 shall not restrict the HG Vora Group with respect to licensing or similar suitability applications as may be required with respect to its investment in the Company.

6.            Non-Disparagement by Company. During the Restricted Period, Company and its directors and officers will not make or cause to be made any statement or announcement, including in any document or report filed with, made to or furnished to the Securities and Exchange Commission or through the press, media (including social media), analysts or other Persons, that constitutes an ad hominem attack on, or otherwise disparages, calls into disrepute, slanders, impugns or otherwise is reasonably likely to damage the reputation of any member of the HG Vora Group or any of their respective Affiliates, Associates, subsidiaries, successors or assigns, or any of its or their respective current or former officers, directors, employees, stockholders, agents, attorneys, advisors or representatives. This Section 6 will not restrict the ability of any Person to (a) comply with any subpoena or other legal process or respond to a request for information (in each case that is not initiated by Company or its directors, officers or employees or agents or representatives acting on behalf of the Company) from any governmental authority with jurisdiction over such Person; or (b) enforce such Person’s rights pursuant to this Agreement.

7.            Compliance with this Agreement. HG Vora will cause the Restricted Persons to comply with the terms of this Agreement and will be responsible for any breach of the terms of this Agreement by any such Restricted Person (even if such Restricted Person is not a party to this Agreement) and Company will cause its directors and officers to comply with the terms of this Agreement and will be responsible for any breach of the terms of this Agreement by any director or officer (even though such director or officer is not a party to this Agreement).

8.            Expense Reimbursement. Within five Business Days following the date of this Agreement, Company will reimburse the HG Vora Group for its documented out-of-pocket expenses incurred by the HG Vora Group in connection with HG Vora’s engagement with the Company not to exceed the agreed upon amount (as specified in the email from Wachtell, Lipton, Rosen & Katz to White & Case LLP with the subject line, “Expense Reimbursement”). Except as set forth in the preceding sentence, all fees, costs and expenses incurred in connection with this Agreement will be paid by the Person incurring such fee, cost or expense.

9.            Public Disclosure.

(a)            Press Release. No later than 9:00 a.m., Eastern time, on the first Business Day following the date of this Agreement, Company and HG Vora will issue a joint press release in the form attached as Exhibit A (the “Press Release”). Prior to the issuance of the Press Release, neither Company nor the members of the HG Vora Group shall issue any press release or make any public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party.

(b)            Form 8-K. Company will promptly prepare and file (but not before the issuance of the Press Release) with the SEC a Current Report on Form 8-K (the “Form 8-K”) reporting the entry into this Agreement. All disclosure in the Form 8-K will be consistent with this Agreement. Company will provide HG Vora and its counsel with a reasonable opportunity to review and comment on the Form 8-K prior to filing, and will consider in good faith any changes proposed by HG Vora or its counsel. The Form 8-K will include this Agreement as an exhibit.

10.            Litigation. HG Vora agrees that, within two Business Days after the date of this Agreement and receipt of a stipulation of dismissal signed by counsel for all defendants, it will cause the litigation in the United States District Court for the Eastern District of Pennsylvania captioned HG Vora Capital Management, LLC v. PENN Entertainment et al., Case No.: 5:25-cv-02313-CH, to be dismissed in its entirety with prejudice. The form of stipulation of dismissal with prejudice is attached as Exhibit B.

11.            Term. This Agreement is effective as of the date hereof and shall remain in full force and effect for the duration of the Restricted Period, unless terminated on such other date established by mutual consent of the Parties. Notwithstanding the foregoing, Sections 1(c), 7, 8, 12, 13 and 16 through 25 will survive the end of the Restricted Period and any termination of this Agreement. The expiration or termination of this Agreement will not affect the liability of any Party for any prior breach of any provision hereof prior to such expiration or termination.

12.            Definitions. As used in this Agreement, the term (a) “Person” will be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Affiliates of any Person after the date of this Agreement; (c) “Associate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Associates of any Person after the date of this Agreement, but will exclude any Person not controlled by or under common control with the related Person; (d) “beneficially own,” “beneficially owned” and “beneficial ownership” has the meaning set forth in Rule 13d-3 and Rule 13d-5(b)(1) promulgated under the Exchange Act; (e) “Business Day” means any day other than a Saturday, Sunday or a day on which the Securities and Exchange Commission or banks in the City of New York are authorized or required by law to be closed; (f) “Restricted Period” means the period from the date of this Agreement until 11:59 p.m., Eastern time, on the day that is 45 days prior to the deadline for the submission of shareholder nominations of directors and business proposals for Company’s 2028 Annual Meeting pursuant to Company’s bylaws; (g) “Restricted Persons” means the members of the HG Vora Group and the principals, directors, general partners, officers, employees, agents and representatives of each member of the HG Vora Group; and (h) “Voting Securities” means the shares of Company’s common stock and any other securities of Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies. For purposes of this Agreement, (i) Voting Securities that a member of the HG Vora Group has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional and including economic ownership pursuant to a cash settled option or other derivative security, transaction, contract or instrument that includes, relates to or derives any significant part of its value from the value of any securities of Company, shall be deemed beneficially owned by the members of the HG Vora Group, (ii) any Voting Securities that are the subject of any derivative, swap or hedging security, transaction, contract or instrument or similar arrangement that has the effect of increasing the voting power or economic interest of any member of the HG Vora Group in any Voting Securities shall be deemed beneficially owned by the members of the HG Vora Group and (iii) any derivative, swap or hedging security, transaction, contract or instrument or similar arrangement that has the effect of decreasing the voting power or economic interest of any member of the HG Vora Group in any Voting Securities shall not reduce beneficial ownership as calculated pursuant to this paragraph, so that the Voting Securities that are the subject of such derivative, swap or hedging transaction or agreement or similar arrangement shall be deemed beneficially owned by the members of the HG Vora Group.

13.            Interpretations. The words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to in this Agreement means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.

14.            Representations of the HG Vora Group. Each of the HG Vora Signatories, severally and not jointly, represents that (a) its authorized signatory set forth on the signature page to this Agreement has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such member; (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such member, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) this Agreement does not and will not violate any law, any order of any court or other agency of government, its organizational documents or any provision of any agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument to which HG Vora or any of the HG Vora Signatories are bound, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever; (d) it has not, and no other member of the HG Vora Group has, directly or indirectly, compensated or entered into any agreement, arrangement or understanding to compensate any person for his or her service as a director of Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to Company or its securities; and (e) it is the beneficial owner of the Voting Securities of and other interests in the Company set forth on Exhibit C.

15.            Representations of Company. Company represents that this Agreement (a) has been duly authorized, executed and delivered by it and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) does not require the approval of the shareholders of Company; and (c) does not and will not violate any law, any order of any court or other agency of government, Company’s certificate of incorporation or bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which Company or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument to which Company is bound, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever.

16.            Specific Performance. Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the Party seeking specific performance will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the Party against whom specific performance is sought will not plead in defense that there would be an adequate remedy at law; and (c) the Party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

17.            Entire Agreement; Binding Nature; Assignment; Waiver. This Agreement and the nondisclosure agreement, dated January 16, 2026, by and between the Parties constitute the only agreements between the Parties with respect to the subject matter of this Agreement and they supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement binds, and will inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Party. Any purported transfer requiring consent without such consent is void. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the affected Party, and then only in the specific instance and for the specific purpose stated in such writing. Any waiver by any Party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right to insist upon strict adherence to that term or any other term of this Agreement in the future.

18.            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and this Agreement will otherwise be construed so as to effectuate the original intention of the Parties reflected in this Agreement. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

19.            Governing Law; Forum. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware. Each of the Parties (a) irrevocably and unconditionally consents to the exclusive personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any appellate court thereof (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware and any appellate court thereof will have exclusive personal jurisdiction); (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 22 or in such other manner as may be permitted by applicable law, will be valid and sufficient service thereof.

20.            Waiver of Jury Trial. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No Party will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

21.            Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.

22.            Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 22 or (ii) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 22 (excluding “out of office” or other automated replies)). The addresses for such communications are as follows. At any time, any Party may, by notice given to the other Parties in accordance with this Section 22, provide updated information for notices pursuant to this Agreement.

If to Company:

PENN Entertainment, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
Attention:	Chris Rogers
Email:	[***]

with a copy (which will not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Daniel A. Neff
David A. Katz
George N. Tepe
Email:	DANeff@wlrk.com
DAKatz@wlrk.com
GNTepe@wlrk.com

If to the HG Vora Group:

HG Vora Capital Management, LLC

330 Madison Avenue, 21st Floor

New York, NY 10017

Attention:	Mandy Lam
Email:	[***]

with a copy (which will not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:	Richard Brand
Email:	richard.brand@whitecase.com

23.            Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts of this Agreement exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

24.            Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually-identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

25.            Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature page follows.]

Very truly yours,

PENN ENTERTAINMENT, INC.

By:	/s/ Christopher Rogers
	Name:	Christopher Rogers
	Title:	Executive Vice President, Chief Strategy and Legal Officer and Secretary

ACCEPTED AND AGREED
as of the date written above:

HG VORA CAPITAL MANAGEMENT, LLC

By:	/s/ Parag Vora
	Name:	Parag Vora
	Title:	Manager

HG Vora Special Opportunities Master Fund, Ltd.
By: HG Vora Capital Management, LLC, its investment manager

By:	/s/ Parag Vora
	Name:	Parag Vora
	Title:	Manager

Downriver Series LP – Segregated Portfolio C
By: HG Vora Capital Management, LLC, its investment manager

By:	/s/ Parag Vora
	Name:	Parag Vora
	Title:	Manager

[Signature Page to Letter Agreement]